UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2013
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Irvine Blvd. Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

 (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation

Effective February 21, 2013, the Board of Directors of Citadel EFT, Inc., a Nevada corporation (the “Company”) and the majority shareholders of the Company approved an amendment to the articles of incorporation of the Company (the “Amendment”). The Amendment was filed with the Secretary of State of Nevada on April 1, 2013 reflecting that the authorized common stock of the Company shall be one billion (1,000,000,000) shares, par value $0.00001,and increasing the preferred stock to two hundred fifty million (250,000,000) shares, par value $0.00001.

The Amendment will not affect the number of the Company’s issued and outstanding common shares.

Designation of Series E, F and G of Preferred Stock

Effective February 23, 2013, the Board of Directors of the Company approved the designation of the following series of preferred stock: (i) 2,000,000 shares of Series E preferred stock, par value $0.00001; (ii) 2,000,000 shares of Series F preferred Stock, par value $0.00001; and (iii) 2,000,000 shares of Series G preferred stock, par value $0.00001 (the “Designation”). The Designation was filed with the Nevada Secretary of State on April 1, 2013.

Series E Preferred Stock

The initial price of each share of Series E Preferred Stock shall be $2.50. The price of each share of Series E Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series E Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company’s common stock.

Each share of Series E Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Company’s common stock, par value $0.00001 per share, equal to the price of the Series E Preferred Stock, divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”).

Shares of Series E Preferred Stock are anti-dilutive to reverse splits and, therefore, in the case of a reverse split, are convertible to the number of common shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series E Preferred Stock, however, wouldincrease proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

Each share of Series E Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

Shares of Series E Preferred Stock may not be converted into shares of common stock for a period of:  (a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or (b) twelve (12) months if the Company does not file such public reports.

Series F Preferred Stock

The initial price of each share of Series F Preferred Stock shall be $2.50. The price of each share of Series F Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series F Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series F Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series F Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series F Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company's common stock.

Each share of Series F Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Company’s Common Stock, par value $0.00001 per share, equal to the price of the Series F Preferred Stock, divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”).

Shares of Series F Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of common shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series F Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

Each share of Series F Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

Shares of Series F Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

Series G Preferred Stock

The initial price of each share of Series G Preferred Stock shall be $2.50. The price of each share of Series G Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series G Preferred Stock, the holders of the Series G Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series G Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series G Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series G Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company’s common stock.

Each share of Series G Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Compan'ys common stock, par value $0.00001 per share, equal to the price of the Series G Preferred Stock, divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”).

Shares of Series G Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of common shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series G Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

Each share of Series G Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

Shares of Series G Preferred Stock may not be converted into shares of common stock for a period of: (a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or 9b) twelve (12) months if the Company does not file such public reports.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Articles of Incorproation filed with the Nevada Secretary of State on April 1, 2013.

3.1.1  Designation of Series E, F and G of Preferred Stock filed with the Nevada Secretary of State on April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: April 18, 2013	Name: Gary DeRoos Title: President/Chief Executive Officer